OIL AND GAS PROSPECT EXPLORATION
                            AND DEVELOPMENT AGREEMENT

                                    PREAMBLE

         This agreement, hereinafter called "Agreement", is entered into by and between POHLE OIL & GAS INC., a Nevada corporation (hereinafter called "Pohle") and __TRIMARK RESOURCES INC._____, a Colorado corporation (hereinafter called "TRIMARK"). TRIMARK may hereinafter sometimes be referred to as a "Joint Venture Partner" or "JVP."

         Generally, this Agreement provides for Pohle to use its best efforts to generate and develop oil and gas "Prospects" (as defined hereinbelow) within the United States, primarily within the State of California, for which any or all of said Prospects each JVP shall, upon payment by each JVP to Pohle of the "Option Price" (as defined hereinbelow), be granted an option, FOR A PERIOD OF TWO (2) CALENDAR YEARS AFTER PAYMENT OF THE OPTION PRICE, WITH AN OPTION TO EXTEND THIS PERIOD FOR ONE ADDITIONAL YEAR AFTER THE INITIAL 2- YEAR PERIOD to participate in and acquire a proportionate working interest in such Prospects on the terms and conditions set forth in this Agreement. THE INITIAL OPTION PERIOD SHALL COMMENCE ON THE DATE THE JVP EXECUTES THIS AGREEMENT.

                                    AGREEMENT

         In consideration of the Option Price, the mutual promises and covenants set forth herein, and other good and valuable consideration, the parties hereto agree as follows:

                     ARTICLE I. PURCHASE AND GRANT OF OPTION

         SECTION 1.1. OPTION AND OPTION PRICE. TRIMARK has paid in $U.S. funds 23.33334% of project costs and overhead FROM OCTOBER 1, 1999 THROUGH NOVEMBER 30, 2000 AND 31.66668% FROM DECEMBER 1, 2000 THROUGH DECEMBER 31, 2000 related to existing prospects (the "Option Price"). Upon execution of this agreement the JVP commits to funding Pohle on a forward basis for its proportionate share of prospect generation and land costs. The proportionate share of the JVP is herein defined as ___43.66668____% working interest effective JANUARY 1, 2001. Upon execution of this agreement, Pohle hereby and hereunder grants an option FOR A PERIOD OF TWO (2) CALENDAR YEARS (THE INITIAL OPTION PERIOD"), WITH AN OPTION ON THE PART OF THE JVP TO EXTEND THIS INITIAL OPTION PERIOD FOR AN ADDITIONAL ONE
(1) CALENDAR YEAR AFTER THE EXPIRATION OF THE INITIAL OPTION PERIOD, and after receipt by Pohle of the Option Price (unless an option is earlier terminated by a JVP's failure to exercise its option in accordance with the terms of this Agreement or by reason of a JVP's default as specified in Section 1.4 of this Agreement). Each JVP will participate in and acquire a proportionate working interest in each Prospect developed and presented by Pohle to the JVP's within said Option Period and extension thereof, if any, in accordance with the terms and conditions set forth in this Agreement.

         SECTION 1.2. NONREFUNDABLE. The Option Price described in Section 1.1, hereinabove, paid by each JVP to Pohle constitutes the consideration paid for the respective options described in this Agreement and are not refundable under any circumstances whatsoever. In other words, whether or not a JVP exercises its option or elects to participate in any Prospect or the drilling or completion of any well located within any Prospect, the Option Price paid by each JVP is the sole property of Pohle and is paid in consideration of the options granted under the terms of this Agreement.

         SECTION 1.3. TERM OF AGREEMENT AND OPTIONS. This Agreement, and all options granted under the terms and provisions hereof, SHALL HAVE A TERM OF TWO
(2) YEARS FROM AND AFTER THE DATE THE PARTIES HAVE EXECUTED THIS AGREEMENT (ALONG WITH AN OPTION TO EXTEND THE INITIAL OPTION PERIOD FOR AN ADDITIONAL ONE
(1) YEAR FROM AND AFTER THE EXPIRATION OF THE INITIAL OPTION PERIOD) and Pohle has received payment of the Option Price from each JVP, after which time this Agreement, all of the options granted hereunder which have not been exercised in accordance with Section 4.1, and any and all further obligations of the parties shall expire and terminate. No later than sixty (60) days prior to the expiration of this Agreement, however, the parties hereto may mutually

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agree to enter into a like-kind  agreement  upon the  expiration  of the term of this Agreement. In the event no such subsequent like-kind agreement is made, each JVP then holding an unexercised option, still open for exercise in accordance with Section 4.1 of this Agreement, shall nevertheless continue to hold the same which shall be exercisable in accordance with the terms of said
Section 4.1.

         SECTION 1.4. TERMINATION UPON DEFAULT. Except as otherwise specifically provided in this Agreement, in the event any JVP fails or refuses to pay in full when due under the terms of this Agreement, any costs, expenses or fees, then all of said defaulting JVP's options, rights, and interests under this Agreement and in any of the Prospects shall immediately terminate without the requirement of any further or additional notice, all of Pohle's obligations and responsibilities under the terms of this Agreement shall immediately cease with respect to such defaulting JVP, AND THE WORKING INTEREST(S) THAT WOULD OTHERWISE HAVE BEEN ACQUIRED BY THE JVP IN DEFAULT SHALL BE OFFERED TO THE REMAINING PARTICIPANTS ON A PROPORTIONATE RIGHT OF FIRST REFUSAL BASIS. IN THE EVENT THAT ANY PORTION OF THE PROPORTIONATE INTEREST SUBSCRIBED TO BY A PARTICIPANT IS NOT ACQUIRED BY FIRST RIGHT OF REFUSAL, THEN POHLE SHALL HAVE the right but not the obligation, to replace said defaulting JVP with another person, firm or entity meeting the financial and other qualifications deemed necessary in Pohle's sole discretion. In the event a JVP is unable to pay its forward expenses, a 30-day written notice must be given to Pohle stating that the JVP does not intend to continue exercising its option. With respect to any prospects that have outstanding payments due, the defaulting JVP will forfeit all monies and rights related to those prospects. The JVP will own its respective proportionate percentage in prospects for which the JVP's proportionate share of all costs and expenses have been paid in full and for which Pohle is not incurring additional generation costs, with the exception of permitting and drilling costs. If the JVP does not pay a cash call for drilling, the JVP shall forfeit the prospect and all costs paid to date with respect to that prospect.

                             ARTICLE II. DEFINITIONS

         For the purposes of this Agreement, the following terms and words shall have the following meanings:

         SECTION 2.1. INITIAL PROSPECT WELL. "Initial Prospect Well" shall mean and refer to the first well designed to test the objective formation or formations of a Prospect by Pohle.

         SECTION 2.2. PROSPECT. "Prospect" shall mean and refer to that area of land and all of those geologic formations which are separate and distinct geological features according to the geological and geophysical data available to Pohle at the time the Prospect is presented, as delineated and denominated as a Prospect in the map or maps thereof by Pohle and from time to time submitted by Pohle to the JVPs during the term of this Agreement.

         SECTION 2.3. PROSPECT DEVELOPMENT COSTS. "Prospect Development Costs" shall mean and refer to all prospect generation and development costs including, but not necessarily limited to, geological and geophysical data acquisition, seismic survey costs, land and leasehold acquisition costs, title curative and insurance costs, and geological, geophysical, engineering, landman, legal consultant costs, ADMINISTRATIVE, AND OVERHEAD COSTS (ADMINISTRATIVE AND OVERHEAD COSTS RELATED STRICTLY TO POHLE BUSINESS AND NON-JVP BUSINESS WILL NOT BE BILLED TO THE JVPS).

         SECTION 2.4. SUBSEQUENT PROSPECT WELL. "Subsequent Prospect Well" shall mean and refer to any well drilled by or on behalf of the Operator within a Prospect after the Initial Prospect Well for said Prospect has been drilled to the objective total depth and completed or plugged and abandoned.

                   ARTICLE III. PROSPECT DEVELOPMENT AND COSTS

         SECTION 3.1. PROSPECT DEVELOPMENT AND PROSPECT COSTS.

                  (a) PROSPECT DEVELOPMENT. Pohle shall use its best efforts to generate and develop oil and gas Prospects within the United States, primarily within the State of California, utilizing ordinary and prudent

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industry  practices and methods for  presentation  and submission to the JVPs in accordance with the terms of this Agreement. The JVPs agree to pay their proportionate share of the Prospect Development Costs as set forth in this
Section 3.1.

                  (b) PROSPECT PRESENTATION. After each Prospect is developed or during development of each Prospect, Pohle shall present the same to each JVP, including all geological, geophysical, engineering, and other data and information available to Pohle for the evaluation of the Prospect by each JVP. This presentation may occur at the time a fully developed Prospect is submitted to the JVPs in accordance with Section 3.2 of this Agreement or at any prior time in connection with a submission of additional Prospect Development Costs in accordance with Subsections (d) and (e) of this Section 3.1.

                  (c) INITIAL PROSPECT DEVELOPMENT COSTS OF $100,000.00 OR LESS. Pohle may incur initial Prospect Development Costs equal to or less than One Hundred Thousand Dollars ($100,000.00 in the aggregate or a maximum of the JVP's proportionate interest of $100,000 with respect to each JVP in the development of any one Prospect without prior notification to the JVPs. Pohle may, at its option, invoice each JVP for its proportionate share of such initial Prospect Development Costs prior to the time such costs in the aggregate total One Hundred Thousand Dollars ($100,000.00), and each JVP shall, within thirty (30) days after receipt of any such invoice, pay the full amount thereof to Pohle.

                  (d) PROSPECT DEVELOPMENT COSTS EXCEEDING $100,000.00. Prior to incurring total aggregate Prospect Development Costs in excess of One Hundred Thousand Dollars ($100,000.00) for the development of any one Prospect, Pohle shall submit the Prospect, as then developed and defined, to each JVP for the JVPs to evaluate the merits of such Prospect. Each JVP shall then, within ten
(10) days after receipt of an acceptance/decline notification, accept or decline further participation in the Prospect. Any JVP declining further participation forfeits its position and rights in the Prospect and any monies related to that Prospect.

                  (e) ADDITIONAL PROSPECT DEVELOPMENT COSTS. Further Prospect Development Costs, in addition to those described in Subsections (c) and (d), above, may be necessary from time to time in order to fully delineate and define a Prospect in order for Pohle and the JVPs to fully evaluate the merits of the Prospect, and each JVP agrees to pay its proportionate share of such costs in full within thirty (30) days after receipt of an invoice therefore from Pohle.

                  (f) MONTHLY INVOICES. Pohle shall ordinarily submit invoices to each JVP for its proportionate share of all Prospect Development Costs on a monthly basis. In all cases after the total aggregate Prospect Development Costs exceed One Hundred Thousand Dollars ($100,000.00) for any one Prospect, Pohle shall submit invoices for such additional costs to the JVPs who have exercised their options with respect to that Prospect as provided for in Subsection (d) above on no less than a monthly basis.

                  (g) PROSPECT DEVELOPMENT COSTS DUE AND PAYABLE REGARDLESS OF EXERCISE OF OPTION. Each JVP agrees to pay its proportionate share of all Prospect Development Costs as set forth in this Section 3.1 within thirty (30) days after receipt of any invoice therefor, whether or not the JVP elects to exercise its option and participate and acquire a proportionate working interest in any Prospect as set forth in Section 4.1 of this Agreement.

                  (h) REFUND OF OVERPAYMENTS. Any excess of funds paid to Pohle in either cash calls or monthly statements will be first applied to any outstanding bills with Pohle. If a JVP is fully paid with respect to all debts owed to Pohle, funds will be disbursed to that JVP within ninety (90) days after the date it is determined that an overpayment has been made.

         SECTION 3.2. SUBMISSION OF FULLY DEVELOPED PROSPECTS - AUTHORITY FOR EXPENDITURE. When Pohle has fully developed and defined a Prospect to the extent that an exercise by the JVPs of their respective options with respect to such Prospect is reasonably warranted, Pohle shall, upon request by the JVP, submit to each JVP: (i) the Prospect and all geological, geophysical, engineering, and other data and information available to

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Pohle with respect to said Prospect;  and (ii) a written notice  specifying that each JVP has ten (10) calendar days after receipt thereof within which to exercise its option with respect to said Prospect. For each Prospect submitted by Pohle under this Section 3.2, Pohle may at the same time the Prospect is submitted, or at a later appropriate time as circumstances may warrant, submit an authority for expenditure ("AFE") for each such Prospect which shall include, but not necessarily be limited to, the estimated costs of drilling, testing, and plugging and abandoning the Initial Prospect Well for each such Prospect.

           ARTICLE IV. EXERCISE AND TERM OF OPTION - WORKING INTEREST

         SECTION 4.1. EXERCISE OF OPTION. Provided that each JVP shall have paid the Option Price to Pohle as set forth hereinabove, each such JVP shall have the right to participate and acquire a working interest in each Prospect developed and presented by Pohle to the JVPs during the Option Period, and any one-year extension thereof as provided for hereinabove (aND THE JVP SHALL HAVE ALL THE RIGHTS AND OBLIGATIONS OF OWNERSHIP OF THE EXISTING SUBSCRIBED PROSPECT(S) WHETHER OR NOT THE JVP AND POHLE AGREE TO AN ADDITIONAL OPTION PERIOD) after payment of the Option Price on the following terms and conditions:

                  (a) MANNER OF EXERCISE OF OPTION. A JVP may exercise its option to participate and acquire a proportionate working interest in each fully developed Prospect submitted by Pohle in accordance with Section 3.2, hereinabove, by:

                        (i) Notifying Pohle in writing of its election to participate in the Prospect within ten (10) calendar days after Pohle has submitted the fully developed Prospect and the written notice specifying that each JVP has ten (10) calendar days within which to exercise its option, which notice may be transmitted to Pohle by facsimile transmission, overnight courier, first-class certified mail with return receipt requested, or any other method ensuring that Pohle receives the written notice within the time period required with proof of receipt thereof by Pohle; and either

                        (ii) Paying to Pohle, within the same 10-day period, in United States funds the JVP's proportionate share of the drilling, testing, and plugging and abandonment costs ("Dry Hole Costs") set forth in the AFE for each Initial Prospect Well, if the Prospect AFE was submitted by Pohle at the time the Prospect is submitted; or

                        (iii) Agreeing in writing, within the same 10-day period, to pay the JVP's proportionate share of the Dry Hole Costs to be specified in the AFE for each Initial Prospect Well within ten (10) days after the Prospect AFE is submitted by Pohle, if the AFE is not submitted at the time the Prospect is submitted to the JVP.

                  (b) ACQUISITION OF PROSPECT WORKING INTEREST. Each JVP which has (i) elected to exercise its option to participate in a Prospect submitted by Pohle in accordance with Section 4.1(a), hereinabove, and (ii) paid its proportionate share of the AFE Dry Hole Costs of the Initial Prospect Well for that Prospect shall acquire an undivided Seventy-five percent (75.00%) of its proportionate share as working interest in the Prospect and Pohle shall acquire an undivided Twenty-five Percent (25.00%) working interest in the Prospect. It is understood and agreed that the JVPs, in the aggregate, shall bear and pay One Hundred Percent (100.00%) of the costs of drilling, completing, and developing the Initial Prospect Well through that point at which the Initial Prospect Well is actually producing and earn and acquire thereby Seventy-five Percent (75.00%) of the working interest in each said Prospect and Pohle shall acquire an undivided Twenty-five Percent (25.00%) working interest in each said Prospect. Thereafter, with respect to each Subsequent Prospect Well, each party shall bear and pay its working interest share of all costs associated with each such Subsequent Prospect Well.

                  (c) FAILURE TO EXERCISE OPTION. In the event any JVP fails or refuses to exercise its option with respect to any Prospect, then all of said JVP's options, rights, and interests in and to said Prospect shall immediately terminate without the requirement of any further or additional notice in accordance with and pursuant to the provisions of Section 1.5 of this Agreement.

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                  (d) DEFAULT IN PAYMENT OF DRY HOLE COSTS. In the event any JVP defaults by failing or refusing to pay in full when due its proportionate share of the AFE Dry Hole Costs for the Initial Prospect Well for a Prospect submitted by Pohle, said JVP's rights to acquire a proportionate undivided working interest in that Prospect shall automatically and immediately terminate, and the working interest(s) that would otherwise have been acquired had there been no such default shall be OFFERED PROPORTIONATELY TO THE REMAINING PARTICIPANTS ON A
RIGHT  OF  FIRST  REFUSAL  BASIS.   IN  THE  EVENT  THAT  ANY  INTEREST  OF  THE
PROPORTIONATE INTEREST SUBSCRIBED TO BY A PARTICIPANT IS NOT ACQUIRED BY FIRST RIGHT OF REFUSAL, THEN SUCH INTEREST WILL BE owned by Pohle free and clear of any and all adverse claim, right, title or interest therein. Each such defaulting JVP agrees to execute and deliver to Pohle any and all quitclaim deeds, surrender instruments, or other documents or instruments reasonably necessary and appropriate to establish title to such working interest(s) in Pohle.

                  (e) OPTIONS NOT ASSIGNABLE. Neither the options nor any right, title or interest created thereunder nor any rights or interests created under the terms of this Agreement may be assigned or otherwise transferred by any JVP without the prior written consent of Pohle, which consent shall not be unreasonably withheld.

         SECTION 4.2. EXPIRATION OF OPTIONS. Unless earlier terminated by a JVP's failure to exercise its option in accordance with Section 4.1 of this Agreement with respect to Prospects submitted by Pohle in accordance with
Section 3.2, all options granted to each JVP which have not been exercised pursuant to Section 4.1 of this Agreement shall automatically expire and terminate without notice to the JVP upon expiration of the Option Period (including any valid extension thereof) and all rights of the JVP arising out of this Agreement shall thereupon immediately cease and be of no further force or effect. Following the expiration and termination of the options, each JVP agrees to execute, acknowledge, and deliver to Pohle within twenty (20) days after written request therefore a quitclaim deed or other instrument which may be reasonably necessary or required by any title company to remove the cloud of the options, if any, from the Prospect lands and the leases or lease options covering said Prospect lands. IN THE EVENT THE JVP ACQUIRES A WORKING INTEREST IN A PROSPECT DURING THE OPTION PERIOD (OR ANY VALID EXTENSION THEREOF), THEN THE JVP SHALL HAVE ALL THE RIGHTS AND OBLIGATIONS OF OWNERSHIP FOR PROSPECTS SUBSCRIBED TO PRIOR TO THE EXPIRATION OF THE OPTION PERIOD, WHETHER OR NOT THE JVP AND POHLE AGREE TO EXTEND THE ORIGINAL DEFINED OPTION PERIOD AS LONG AS THE JVP'S PAYMENTS OF ALL COSTS AND EXPENSES ARE CURRENT FOR SUCH PROSPECTS.


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                 ARTICLE V. INITIAL PROSPECT WELL DRY HOLE COSTS

         SECTION 5.1. DEPOSIT AND USE OF FUNDS. Upon receipt of the Dry Hole Costs by Pohle from each JVP in accordance with Section 4.1, hereinabove, Pohle shall deposit all such funds into an escrow account. These funds shall be designated and used by Pohle solely for the purposes of drilling, testing and plugging and abandoning the Initial Prospect Well for each Prospect submitted by Pohle.

         SECTION 5.2. RETURN OF FUNDS. In the event that the Initial Prospect Well for any Prospect submitted by Pohle to the JVPs is not drilled for any reason whatsoever, all Dry Hole Cost funds remaining, after the payment of any Dry Hole Costs actually incurred, shall be credited to the respective accounts of the JVPs within ninety (90) days after the final determination and decision is made that said Initial Prospect Well will not be drilled.

         SECTION 5.3. EXCESS FUNDS. In the event that the Initial Prospect Well for any Prospect submitted by Pohle to the JVPs is drilled to the "Production Casing Election Point" (as defined in Section 6.2, hereinbelow) for a total cost less than the aggregate Dry Hole Costs paid by the JVPs, all such excess Dry Hole Cost funds shall be credited to the JVPs' respective accounts within ninety
(90) days or applied to the "Completion Costs" (as defined in Section 6.3(c), hereinbelow) to be contributed by each JVP for the completion of the Initial Prospect Well for said Prospect.

            ARTICLE VI. INITIAL PROSPECT WELL DRILLING AND COMPLETION

         SECTION 6.1. COMMENCEMENT AND DRILLING OF INITIAL PROSPECT WELLS. As soon as reasonably practicable after receipt of all of the Initial Prospect Well Dry Hole Costs (SUPPORTED BY AFE'S APPROVED BY POHLE) for each Prospect submitted by Pohle in accordance with Section 3.2 of this Agreement and Pohle's acquisition of all leases, permits, franchises and licenses necessary and prudent therefore, Pohle shall commence the drilling of the Initial Prospect Well for each said Prospect at the AFE location, and shall thereafter diligently continue the drilling of such Initial Prospect Well in a reasonably workmanlike manner without unnecessary delays down to the AFE depth, being hereafter referred to as the "Objective Depth". In the event a string or strings of protection casing or liner shall be deemed necessary in order to achieve the Objective Depth, then all logging, coring and testing prior to running such string or strings of protection casing or liner which may be run prior to achieving Objective Depth, and the acquisition, running, setting and cementing of such protection casing(s) and liner(s) shall be deemed to be operations conducted prior to achieving the Objective Depth, and all of the costs thereof shall be deemed to be part of the Dry Hole Costs for such Initial Prospect Well.

         SECTION 6.2. PRODUCTION CASING ELECTION POINT. Upon achieving the Objective Depth, Pohle shall run such well logs, sidewall cores, and/or flow tests as Pohle deems appropriate (being such logging, coring and/or testing as a reasonably prudent operator would deem appropriate under the circumstances in order to acquire the requisite data for a decision to complete or abandon any such Initial Prospect Well), and all of the costs thereof shall be deemed to be part of the Dry Hole Costs for such Initial Prospect Well. Upon completion of such operations, and being that point in time when the Initial Prospect Well bore hole is in good shape and condition to run a string of production casing (or a production liner, as the case may be), or plug and abandon, then such point in time shall be deemed to be the Production Casing Election Point for the Initial Prospect Well.

         SECTION 6.3. COMPLETION COSTS - PRODUCTION CASING POINT ELECTIONS.

                  (a) NOTIFICATION. When the Production Casing Point is achieved in the Initial Prospect Well following the conduct of the requisite logging, coring and/or testing program, Pohle shall promptly notify, by telephone and/or facsimile transmission, each of the JVPs of Pohle's recommendations as follows:

                        (i) To conduct additional or other and further logging, coring, testing, or other formation or production evaluation operations; or


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                        (ii)To attempt a completion of the Initial Prospect Well
as a producing well; or

                        (iii) To plug and abandon the Initial Prospect Well as a dry hole.

                  (b) ELECTION PERIOD. In each instance, each JVP shall have twenty-four (24) hours after receipt of said notification in which to advise Pohle of the JVP's decision with respect thereto and which may include either agreement with Pohle's recommendations or election of the JVP's choice under items (i) through (iii) of Section 6.3(a), hereinabove. Should any JVP fail, refuse or neglect, for any reason, to reply within said twenty-four (24) hour period, then said JVP shall be deemed to have elected not to join in the proposed operation, and the provisions hereof applicable to non-consenting parties shall apply.

                  (c) COMPLETION COSTS. Each party consenting to a proposed additional testing operation under Section 6.3(a)(i), hereinabove, or an attempt to complete operation under Section 6.3(a)(ii), hereinabove, shall, within ten
(10) calendar days after such election, pay in full its proportionate share of the costs of such operation to Pohle, such costs sometimes referred to elsewhere in this Agreement as the "Completion Costs". Should any party fail to make full payment of its proportionate share of the Completion Costs, then said party shall be deemed to have elected not to join in the proposed operation, and the provisions hereof applicable to non-consenting parties shall apply.

                  (d) UNANIMOUS CONSENT OR ELECTIONS.

                        (i) UNANIMOUS AGREEMENT TO PLUG AND ABANDON. In the event the parties unanimously agree under Section 6.3(a)(iii), hereinabove, to plug and abandon the Initial Prospect Well as a dry hole, then Pohle shall do or cause the same to be done, the cost thereof being borne by all parties as part of the Dry Hole Costs.

                        (ii) UNANIMOUS AGREEMENT TO CONDUCT ADDITIONAL TESTING OR ATTEMPT COMPLETION. In the event the parties unanimously agree to proceed under Sections 6.3(a)(i) or 6.3(a)(ii) hereinabove, then the actual Completion Costs of such operations shall be borne and paid by each party in proportion to its working interest as set forth in Section 4.1(b) of this Agreement, and all subsequent operations within the Prospect shall be conducted pursuant to the applicable terms and provisions of the Prospect Operating Agreement attached hereto as Exhibit "A". Should the parties unanimously elect to proceed under
Section 6.3(a)(i), hereinabove, then at the conclusion of such operations, the parties hereto shall be afforded a notification and shall have the elections provided under this Section 6.3.

                  (e) NONCONSENT ELECTIONS. In the event the parties hereto fail to unanimously agree as to the conduct of operations hereunder, then the following provisions shall apply to such non-consent operations:

                        (i) Should a party or parties elect to plug and abandon the Initial Prospect Well under Section 6.3(a)(iii) (the "nonconsenting" party or parties) and the other party or parties elect to conduct additional testing under Section 6.3(a)(i) or attempt a completion under Section 6.3(a)(ii) (the "consenting" party or parties), then all operations thereafter ensuing shall be at the risk, cost and expense of the consenting party or parties, and the non-consenting party or parties shall thereupon be deemed to have relinquished all right, title and interest in the Initial Prospect Well, the Prospect, and to all Prospect leases, which right, title and interest shall thereupon be acquired by Pohle or, at the sole option of Pohle, by all of the consenting parties in proportion to their respective working interests in the Prospect. The parties agree to execute such assignments and other instruments and documents as may be necessary to effectuate of record such relinquishments and/or conveyances and specifically, the non-consenting party or parties agree to execute, acknowledge and deliver all requisite conveyances, assignments and documents necessary or desirable to vest in Pohle or all of the consenting parties, as the case may be, the full record title in and to the affected Prospect leases.

                        (ii) Should a party or parties elect under Section 6.3(a)(i), hereinabove, above to conduct additional testing and the other party or parties elect under Section 6.3(a)(ii) to proceed to attempt to


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complete  the  Initial  Prospect  Well rather than  conduct  additional  testing operations, then such additional testing party or parties may proceed at his or their sole risk, cost and expense to conduct such additional testing operations, provided that such additional testing party or parties shall furnish all thus obtained testing results to the other party or parties hereto, and at the conclusion of such additional testing operations the additional testing party or parties shall deliver back to the joint account the Initial Prospect Well in good condition with the bore hole in good shape and condition for the running of a string of production casing or liner (this obligation includes, if the original well bore should be lost during the conduct of such additional testing operations, the drilling of a new well). At such point, all parties excepting those theretofore electing to plug and abandon under Section 6.3(a)(iii), hereinabove, shall be afforded the notifications and elections under this
Section 6.3.

                        (iii) Should the parties hereto agree under Section 6.3(a)(ii) to conduct operations to attempt to complete the Initial Prospect Well as a producing well, but disagree as to the zone or formation for the completion attempt, then the deeper proposed zone shall have precedence. At the conclusion of operations under this Subsection 6.3(e)(iii), that is, after the completion attempt is abandoned as unsuccessful or after the cessation of production operations upon depletion of such deeper zone if the completion attempt is successful, Section 6.3 of this Agreement shall again apply and the parties hereto shall have the notifications, options and elections herein provided except with respect to the party or parties heretofore electing to plug and abandon under Section 6.3(a)(iii), hereinabove.

         SECTION 6.4. NONCONSENTING PARTIES. In the event a party declines to participate in a proposed operation under Section 6.3, then:

                  (a) All costs attributable to the non-consenting party's or parties' interest shall be borne by the consenting parties in proportion to their respective working interests; and

                  (b) All rights thus acquired from such non-consenting party or parties shall be OFFERED PROPORTIONATELY TO THE REMAINING PARTICIPANTS ON A RIGHT OF FIRST REFUSAL BASIS. IN THE EVENT THAT ANY INTEREST OF THE PROPORTIONATE INTEREST SUBSCRIBED TO BY A PARTICIPANT IS NOT ACQUIRED BY FIRST RIGHT OF REFUSAL, THEN POHLE SHALL HAVE THE RIGHT BUT NOT THE OBLIGATION, TO REPLACE SAID DEFAULTING JVP WITH ANOTHER PERSON, FIRM OR ENTITY MEETING THE FINANCIAL AND OTHER QUALIFICATIONS DEEMED NECESSARY IN POHLE'S SOLE DISCRETION.

                        ARTICLE VII. OPERATING AGREEMENT

         SECTION 7.1. OPERATING AGREEMENT. Prior to commencement of drilling operations for any Initial Prospect Well, the Prospect working interest owners shall enter into a joint operating agreement in the form of the AAPL Form 610 - 1989 Model Form Operating Agreement, or any other form of operating agreement which is mutually satisfactory with all of the Prospect working interest owners, for each Prospect (the "Prospect Operating Agreement"). Each Prospect Operating Agreement shall govern the parties' rights, duties and responsibilities with respect to that Prospect. In the event of any conflict between the terms and provisions of a Prospect Operating Agreement and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail and control. UNDER THE PROVISIONS OF THE OPERATING AGREEMENT ARE REQUIREMENTS FOR THE MAINTENANCE OF INSURANCE WHICH WILL BE OBTAINED EITHER BY POHLE DIRECTLY OR THROUGH THE CONTRACTED DRILLING COMPANY.

         SECTION 7.2. DESIGNATION OF OPERATOR. The parties to this Agreement hereby agree to elect and designate Pohle as the Operator of any and all of the Prospects and shall designate Pohle as the Operator under all Prospect Operating Agreements. Pohle reserves the right to assign a different operator at any time.

         SECTION 7.3. DAILY DRILLING REPORTS. Pohle, as Operator, shall provide all Prospect working interest owners with daily drilling reports by telephone and/or facsimile of the status of any Initial Prospect Well and Subsequent Prospect Well drilled under the terms of this Agreement.


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         SECTION 7.4.  OPERATOR'S  COSTS.  THE OPERATOR SHALL BE PAID ITS ACTUAL
COSTS OF OPERATING EACH PROSPECT. EACH PROSPECT WORKING INTEREST OWNER SHALL BEAR AND PAY ALL OF SAID OPERATOR'S COSTS IN PROPORTION TO EACH OWNER'S WORKING INTEREST IN THE PROSPECT.

                     ARTICLE VIII. SUBSEQUENT PROSPECT WELLS

         SECTION 8.1. SUBSEQUENT PROSPECT WELLS. In the event that additional wells are required, following the drilling and completion or abandonment of an Initial Prospect Well, to fully develop a Prospect in accordance with prudent oilfield practices, then Pohle and the JVPs owning a working interest in said
Prospect shall bear all of the costs of drilling, testing, completing, and plugging and abandoning all such Subsequent Prospect Wells in proportion to their respective working interests acquired in the Prospect under the terms of
Section 4.1(b) of this Agreement. All such Subsequent Prospect Wells shall be drilled on a spacing pattern determined by Pohle in accordance with prudent oilfield practices and any state or federal spacing regulatory requirements which may then be in effect in the jurisdiction in which the Subsequent Prospect Wells are drilled. TO THE EXTENT POSSIBLE, A DEVELOPMENT PLAN WILL BE PRESENTED AT THE TIME OF AN AFE FOR SUBSEQUENT PROSPECT WELLS DRILLED SUBSEQUENT TO THE INITIAL PROSPECT WELL.

         SECTION 8.2. AUTHORITY FOR EXPENDITURE. Prior to commencement of operations for the drilling of any Subsequent Prospect Well, the Operator shall prepare and submit to all Prospect working interest owners an AFE for each such well which shall include, but not necessarily be limited to, the estimated costs of drilling, testing, completing, and plugging and abandoning each such Subsequent Prospect Well.

         SECTION 8.3. DEFAULT IN PAYMENT OF COSTS. Notwithstanding any contrary term or provision of this Agreement or the Prospect Operating Agreement entered into by the parties for any Prospect, in the event any party fails or refuses to pay in full any of the costs for which it is obligated with respect to a Subsequent Prospect Well, then that party shall be deemed to have relinquished all of its working interest and all other right, title or interest in the Prospect, all wells theretofore drilled in the Prospect, and all Prospect leases, provided, however, said defaulting party shall retain its working interest in those Prospect wells previously drilled under the terms of this Agreement and for which said party is not in default together with the spacing unit surrounding any such well or wells as designated by the Operator in accordance with the terms of this Agreement and any state or federal spacing regulatory requirements which may then be in effect in the jurisdiction in which such wells have been drilled. All such relinquished interests shall be OFFERED TO THE REMAINING PARTICIPANTS ON A RIGHT OF FIRST REFUSAL BASIS. IN THE EVENT THAT ANY PORTION OF THE PROPORTIONATE INTEREST SUBSCRIBED TO BY A PARTICIPANT IS NOT ACQUIRED BY RIGHT OF FIRST REFUSAL, THEN POHLE SHALL HAVE THE RIGHT BUT NOT THE OBLIGATION, TO REPLACE SAID DEFAULTING JVP WITH ANOTHER PERSON, FIRM OR ENTITY MEETING THE FINANCIAL AND OTHER QUALIFICATIONS DEEMED NECESSARY IN POHLE'S SOLE DISCRETION. The parties agree to execute such assignments and other instruments and documents as may be necessary to effectuate of record such relinquishments and/or conveyances and specifically, the defaulting party or parties agree to execute, acknowledge and deliver all requisite conveyances, assignments and documents necessary or desirable to vest in Pohle or all of the consenting parties, as the case may be, the full record title in and to the affected Prospect leases.

         SECTION 8.4. OPERATING AGREEMENT. All elections and other matters related to the drilling, testing, equipping, completion, and plugging and abandonment of each such Subsequent Prospect Well shall be governed by the terms of the Operating Agreement established and entered into by the Prospect working interest owners for that Prospect in accordance with the terms of Section 7.1 of this Agreement.


                             ARTICLE IX. NET REVENUE

         For each Prospect developed and presented by Pohle to the JVPs, Pohle shall be obligated to deliver a net revenue of no less than Seventy-five Percent (75.00%) in the aggregate. If Pohle is unable to attain such net revenue interest with respect to a Prospect, then Pohle shall first obtain the prior written consent of each JVP who has elected to exercise its option with respect to that Prospect before incurring any additional costs or


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expenses in  the drilling  and  development  of  an  Initial  Prospect  Well  or
Subsequent Prospect Well(s) for that Prospect.


                            ARTICLE X. PROSPECT FEES

         SECTION 10.1.  PROSPECT FEES. IN ADDITION TO OPTION PRICE UNDER SECTION
1.1 OF THIS AGREEMENT, THE PROSPECT DEVELOPMENT COSTS UNDER SECTIONS 2.3 AND 3.1, AND THE OPERATOR'S COSTS AND FEES UNDER SECTION 7.4 OF THIS AGREEMENT, THE JVPS SHALL PAY TO POHLE A "PROSPECT FEE" FOR EACH PROSPECT DEVELOPED AND PRESENTED BY POHLE TO THE JVPS. THE PROSPECT FEE SHALL BE IN AN AMOUNT EQUAL TO THE SUM OF PROSPECT DEVELOPMENT COSTS FOR EACH PROSPECT.

         SECTION 10.2. PROSPECT FEE PAYABLE REGARDLESS OF EXERCISE OF OPTION. Each JVP shall pay its proportionate share of the Prospect Fee for each Prospect developed and presented by Pohle to the JVPs, whether or not the JVP exercises its option to participate in a Prospect.

         SECTION 10.3. TIME FOR PAYMENT. Each JVP shall pay its proportionate share of the Prospect Fee within thirty (30) days after Pohle submits an invoice therefore to each JVP.

                         ARTICLE XI. NO REPRESENTATIONS

         While Pohle shall use its best efforts to develop Prospects in accordance with sound and prudent oilfield and geological and geophysical standards and practices, Pohle makes no representations, and hereby expressly disclaims all representations and warranties, express or implied, with respect to the success or probability of success of any Prospect or Prospect well.

                    ARTICLE XII. AUDIT AND INSPECTION RIGHTS

         SECTION 12.1. AUDIT RIGHTS. Pohle shall maintain a true and correct set of books and records pertaining to its performance of this Agreement and all transactions related thereto including each and every Prospect developed by Pohle and presented to the JVPs. Any representative authorized in writing by a JVP may inspect and/or audit any and all such books and records at its sole cost and expense.

         SECTION 12.2. PROSPECT ACCESS AND INSPECTION RIGHTS. Each JVP electing to exercise its option and participate and acquire a working interest in a Prospect, at its own cost, risk and expense, shall be allowed full access to any drilling well site and to witness any logging or testing operations conducted by Pohle.

         SECTION 12.3.  ACCESS TO PROSPECT DATA - CONFIDENTIALITY.

                  (a) SEISMIC DATA.

                        (i) In the event Pohle purchases or obtains seismic data other than under an exclusive licensing agreement in connection with Prospect development, all JVPs shall be deemed to be licensees thereof and have full rights of access and use of such data.


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


                        (ii) In the event Pohle purchases or obtains seismic data under an exclusive licensing agreement in connection with Prospect development, then Pohle alone shall be the licensee, provided, however, all JVPs shall have access to such data in accordance with any limitations imposed under the license agreement under which Pohle is the licensee.

         (b) GEOLOGICAL AND OTHER DATA. With respect to all geological, land, engineering, drilling and testing data available to Pohle in connection with a Prospect, all JVPs, at their own cost, risk and expense, shall be allowed full access thereto during reasonable business hours.

         (c) CONFIDENTIALITY. All Prospect geological, geophysical, engineering, land, drilling, testing and other similar data and information is proprietary and confidential, and all parties hereby agree that they will not disclose or permit any disclosure of any such data or information to any person, firm or entity not a party to this Agreement, without the prior written consent of all parties to this Agreement.

                      ARTICLE XIII. AREA OF MUTUAL INTEREST

         The parties hereto designate, as an Area of Mutual Interest, the lands outlined or to be outlined on the plats or maps of each and every Prospect developed and presented by Pohle to the JVPs and including a strip of land one-half (1/2) mile in width located around the full perimeter of each Prospect, and agree with respect to such Areas of Mutual Interest as follows:

         SECTION 13.1. TERM. The terms and conditions of this Area of Mutual Interest Agreement shall extend from the date of this Agreement until a period of one (1) year following the expiration or other termination of the lease or lease option covering any portion of the Prospect lands last to expire or be terminated.

         SECTION 13.2. RIGHTS TO ACQUIRE PROPORTIONATE INTEREST. During the period this Area of Mutual Interest Agreement is in effect, should any party hereto acquire or obtain the right to acquire any leasehold interest, payment out of production, or working interest, covering any lands situated within any Area of Mutual Interest, then such party shall notify all of the other parties hereto of such acquisition, or the right to acquire same, giving all details with respect thereto, including costs, terms and conditions thereof. Should the parties mutually agree to acquire the same, then with respect to that portion of the lands to be thus acquired situated within an Area of Mutual Interest, the acquisition shall be consummated with the costs borne by the parties in proportion to their respective working interests in the Prospect as described elsewhere in this Agreement, and all rights to said lands within an Area of Mutual Interest thus acquired shall be owned in like fashion.

         SECTION 13.3. ADDITIONAL INTERESTS. Should any party decline to participate in any of said acquisitions, or should said party fail to reply within (15) days of notice of acquisition, then the other parties hereto shall be free, at their sole risk, cost and expense, to acquire said interest for their own account, free and clear of all the terms and conditions of this Agreement, in proportion to their respective working interests in the Prospect as described elsewhere in this Agreement.

         SECTION 13.4. NO COMPETITION. In no event and under no circumstances shall any party to this Agreement acquire any right, title or interest of any kind within the Area of Mutual Interest in direct or indirect competition with Pohle or any of the JVPs.

                          ARTICLE XIV. ADDITIONAL TERMS

         SECTION 14.1 FORCE MAJEURE. If any party hereto is rendered unable, wholly or in part, by force majeure or any other cause of any kind not reasonably within its control, to perform or comply with any obligation or condition of this Agreement (excepting the making of payment of money), upon giving notice and reasonably full particulars to all of the other parties, such obligation or condition shall be suspended during the continuance of the inability so caused, and such party shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period, and the cause of suspension (other than strikes or walkouts)


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


shall be remedied as far as possible with reasonable dispatch. Settlement of strikes or walkouts shall be wholly within the discretion of the party having the difficulty. The term "force majeure" as used herein shall include without limitation, the following enumeration: acts of God, public enemy, the elements, fire, flooding, accidents, breakdowns, blowouts, strikes and other industrial, civil, or public disturbances, inability to obtain drilling rigs, pipe, materials, supplies, permits, rights-of-way, or labor, or any other act or omission by third parties, or other circumstances not reasonably within the control of the party having the difficulty and any law, order, rules, regulation, act or restraint of any government or governmental body of authority, civil or military.

         SECTION 14.2. ATTORNEY'S FEES AND COSTS. Any party with grievances should first agree to arbitration before resorting to litigation. Should any party to this Agreement bring suit or other legal proceedings, including arbitration or mediation, to enforce any of the terms of this Agreement, it is agreed that the losing party shall pay the prevailing party its costs and reasonable attorney's fees.

         SECTION 14.3. NOTICES. For all purposes of this Agreement, any party may give notice to the other parties at the following addresses:

                      POHLE OIL & GAS INC.
                      5000 California Avenue, Suite 205A
                      Bakersfield, California, 93309
                      Tel:  (661) 328 - 7004
                      Fax: (661) 328 - 7045

                      TRIMARK RESOURCES INC.
                      #1305 - 1090 West Georgia Street
                      Vancouver, BC, V6E 3V7
                      Tel: (604) 685-9316
                      Fax: (604) 683-1585


         If notice shall be given by facsimile, the notice shall be deemed delivered upon the facsimile machine confirmation that the transmission was properly sent and received, provided the party giving such notice shall also have promptly mailed a copy of such notice and facsimile transmission confirmation report to the other party at the address indicated above, by placing such notice in the United States mail, first-class, with postage prepaid. A party may change its address for the purposes of receiving notice hereunder by giving notice of such change of address in the manner set forth in this Section 14.3.

         SECTION 14.4. RELATIONSHIP OF PARTIES. It is not the purpose or the intention of the parties to this Agreement to create any oil and gas or mining partnership, partnership, or joint venture; the rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. The provisions of the Agreement shall apply exclusively to the lands subject hereto, and not to any other property or interest of the parties.

         SECTION 14.5. INDEMNIFICATION. Each party agrees to indemnify and defend all other parties, and their affiliated and subsidiary companies and the directors, officers, agents, servants and employees thereof, and to save and hold them free and harmless from and against any and all claims for death, damage or injury to persons including but not limited to, damages caused to land, stock, crops, fences, buildings, structures and other improvements, from and against any and all claims for death, damage or injury to persons including, but not limited to, employees resulting from or arising out of the operations conducted or caused or permitted to be conducted by any party on or in connection with any of the lands subject to this Agreement.

         SECTION 14.6. TITLES AND CAPTIONS. The titles and captions of the Articles and Sections set forth in this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any of the terms or provisions of this Agreement.


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



         SECTION 14.7. SUCCESSORS AND ASSIGNS. The provisions hereof shall be binding upon the parties hereto and shall extend to and bind their respective heirs, legal representatives, successors and assigns.

         SECTION 14.8. GOVERNING LAWS. This Agreement is entered into and is to be performed in the State of California and in the event of any dispute or legal action related hereto, the laws of California shall apply and any legal action or other proceeding shall be brought in the courts of California.

         SECTION 14.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto, and no oral or verbal representations made by any party hereto, or its agents and employees may be considered in interpreting this Agreement. Any modifications or amendments to this Agreement must be in writing and signed by all the parties hereto.

         IN WITNESS WHEREOF, the undersigned agree to the terms and provisions hereof as evidenced by their execution hereinbelow effective this 26 day of February, 2000.



POHLE OIL & GAS INC.                        TRIMARK RESOURCES INC.



By:  /s/ Ted Carlsen                        By:  /s/ Ian Padden
     --------------------------------           ------------------------------
     Ted Carlsen                                Ian Padden
Its: President                              Its: Vice-President





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